UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAO MINERALS LTD.
(Name of small business issuer in its charter)

NEVADA	1000	20-1682702
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Tao Minerals Ltd.
Don Axent, President
80 S Court Street
Thunder Bay, Ontario
Canada P7B 2X4
Telephone: (807) 344 2644
Facsimile:    (807) 344 2412
(Address and telephone number of principal executive offices)	Empire Stock Transfer Inc. 7251 West Lake Mead Boulevard, Suite 300 Las Vegas, Nevada, USA 89128 Telephone: 702-562-4091 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE (1)	PRICE(2)	FEE (2)
Common Stock	3,339,500	$0.05	$166,975	$19.65

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated March *, 2005

PROSPECTUS
TAO MINERALS LTD.
3,339,500 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the United States securities laws. We will bear all expenses related to the offering.

Our common stock is presently not traded on any market or securities exchange. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board (“OTC BB”) following the effectiveness of this registration statement. The 3,339,500 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: March *, 2005

Table Of Contents

		PAGE
Summary		4
Risk Factors		5
–	If we do not obtain additional financing, our business will fail	5
–	Because we have not commenced business operations, we face a high risk of business failure	6
–	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	6
–	We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	6
–	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
–	Even if we discover commercial reserves of precious metals on the Whale Mine Property, we may not be able to successfully obtain commercial production	7
–	If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
–	Because our directors own 56.9% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
–	Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
–	If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
–	A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds		9
Determination of Offering Price		9
Dilution		9
Selling Securityholders		9
Plan of Distribution		14
Legal Proceedings		15
Directors, Executive Officers, Promoters and Control Persons		15
Security Ownership of Certain Beneficial Owners and Management		16
Description of Securities		17
Interest of Named Experts and Counsel		18
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		19
Organization Within Last Five Years		19
Description of Business		19
Plan of Operations		24
Description of Property		25
Certain Relationships and Related Transactions		25
Market for Common Equity and Related Stockholder Matters		25
Executive Compensation		26
Financial Statements		27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		28

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Whale Mine property located in the Yellow Pine Mining District of Clark County, Nevada. We purchased a 100% interest in two mineral claims comprising the Whale Mine property from Multi Metal Mining Corp., a private Nevada company owned by Larry Sostad.

Our objective is to conduct mineral exploration activities on the Whale Mine property in order to assess whether it possesses economic reserves of silver and zinc. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on September 23, 2004, under the laws of the State of Nevada. Our principal offices are located at 80 South Court Street, Thunder Bay, Ontario, Canada. Our telephone number is (807) 344 2644.

The Offering:

Securities Being Offered	Up to 3,339,500 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued And to be Issued	7,739,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet	January 31, 2005

Cash	$50,933
Total Assets	$53,933
Liabilities	$4,200
Total Stockholders’ Equity	$49,733

Statement of Loss and Deficit

From Incorporation on
September 23, 2004
to January 31, 2005

Revenue	$0
Net Loss and Deficit	$5,577

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We believe that our current operating funds are less than necessary to complete all intended exploration of the Whale Mine property, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 31, 2005, we had cash in the amount of $50,933. We currently do not have any operations and we have no revenues. In addition, we will not receive any funds from this registration.

Our plan of operations calls for significant expenses in connection with the exploration of the Whale Mine property. The recommended phase one and two exploration programs on the claims are estimated to cost $36,000 and $105,000 respectively. While we have sufficient funds to conduct and complete the phase one exploration program, we will require additional financing in order to complete the phase two program and to complete additional exploration in order to determine whether the property contains economic mineralization. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for silver and zinc, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties or sale of a partial interest in the Whale Mine property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Whale Mine property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on September 23, 2004 and to date, have been involved primarily in organizational activities and the acquisition of the option in the mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Whale Mine property and the production of minerals from the claims, we will not be able to generate profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Whale Mine property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Report of Independent Registered Public Accounting Firm to our audited financial statements for the period ended January 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we are a development stage company with no operations and that we have had negative cash flow from operations since our inception. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The exploration of valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE WHALE MINE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Whale Mine property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing silver, lead and zinc of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Nevada mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Whale Mine property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 56.9% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 56.9% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our President, Don Axent, only spends approximately 15% of his business time providing his services to us. While Mr. Axent presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Axent from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to have a market maker apply for listing of our common stock on the Over The Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the OTCBB. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act of 1934. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,339,500 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.
2,360,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 22, 2004; and

2.
979,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 31, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

		Total Number
		Of Shares To	Total Shares	Percent
		Be Offered For	Owned Upon	Owned Upon
Name Of	Shares Owned	Selling	Completion	Completion
Selling	Prior To This	Shareholders	Of This	Of This
Stockholder	Offering	Account	Offering	Offering

Peter Duric	345,000	345,000	Nil	Nil
2511 Sunnyhurst Close
Oakville, ON, L6H 7K5

Ivana Grahovac	325,000	325,000	Nil	Nil
185 Royal York Rd.
Etobicoke, ON, M8V 2V5

Daniel Jarnevic	325,000	325,000	Nil	Nil
3620 Kaneff Cres., PH 11
Mississauga, ON, L5A 3X1

Svetlana Milenkovic	350,000	350,000	Nil	Nil
364 The East Mall, Unit 308
Etobicoke, ON, M9B 6C4

Katarina Pejovic	325,000	325,000	Nil	Nil
88 Palace Pier Crt, Ste 101
Toronto, ON, M8V 4C2

Dan Rados	325,000	325,000	Nil	Nil
434 Ravineview Way
Oakville, ON, L6H 6S7

Gojko Sandic	365,000	365,000	Nil	Nil
24 Cowley Ave.
Etobicoke, ON, M9C 2E3

Talal Alsadi	33,000	33,000	Nil	Nil
5 Sailwind Road
Brampton, ON, L6R 2G3

Namir Audisho	27,500	27,500	Nil	Nil
37 Roseglen Cres
North York, ON, M3N1G7

Milan Batjak	60,000	60,000	Nil	Nil
117 Green Rd
Stoney Creek, ON, L8G 3W9

Suha Bishouty	34,000	34,000	Nil	Nil
47 Boxwood Cres
Markham, ON, L3S 3P6

Youseph Bishouty	35,000	35,000	Nil	Nil
47 Boxwood Cres
Markham, ON, L3S 3P6

Hanane Borgacci	29,500	29,500	Nil	Nil
28 Thouroughbred Blvd
Ancaster, ON, L9K 1L2

Daniel Champagne	3,000	3,000	Nil	Nil
66 Crew Cresceny
Maple, ON, L6A 3E9

		Total Number
		Of Shares To	Total Shares	Percent
		Be Offered For	Owned Upon	Owned Upon
Name Of	Shares Owned	Selling	Completion	Completion
Selling	Prior To This	Shareholders	Of This	Of This
Stockholder	Offering	Account	Offering	Offering

David Demara	2,000	2,000	Nil	Nil
205 Roslin Ave
Toronto, ON, M4N 1Z6

Danny Dilkas	28,000	28,000	Nil	Nil
90 Keffer Crt
Newmarket, ON, L3X 1R8

Dragas Sasa	15,000	15,000	Nil	Nil
15 Eva Road, Suite 105
Etobicoke, ON, M9C 4W3

Petro Emad	22,000	22,000	Nil	Nil
135 Fenelon Dr. Ste 1011
Toronto, ON, M3A 3K7

Mohammed Hajiaghazadeh	25,000	25,000	Nil	Nil
40 Aurora Court, Ste 301
Scarborough, ON, M1W 2M5

Karen Hunter-Payne	2,500	2,500	Nil	Nil
30 Walnut Grove Cres
Richmond Hill, ON, L4S 1Y9

Dinko Jaksic	8,000	8,000	Nil	Nil
101 Birgitta Crescent
Etobicoke, ON, M9C 3W1

Eugene Lanzillotta	21,000	21,000	Nil	Nil
19 Brigham Crt
Etobicoke, ON, M9W 1T7

Joanne Lanzillotta	30,000	30,000	Nil	Nil
19 Brigham Crt
Etobicoke, ON, M9W 1T7

Theodore Mandodari	17,000	17,000	Nil	Nil
152 Cimmaron St
Markham, ON, L3S 2G6

Milica Mladjan	12,000	12,000	Nil	Nil
302-4 Hill Heights Rd
Toronto, ON, M8Y 1Z1

Raed Musharbarsh	16,000	16,000	Nil	Nil
1 Randall Ave
Markham, ON, L3S 1K6

Carol Myronuk	10,000	10,000	Nil	Nil
561 Hoader Ave.
Thunder Bay, ON, P7A 1V7

Aleksandar Nacevsky	60,000	60,000	Nil	Nil
10 Yonge St., Suite 404
Toronto, ON, M5E 1R4

		Total Number
		Of Shares To	Total Shares	Percent
		Be Offered For	Owned Upon	Owned Upon
Name Of	Shares Owned	Selling	Completion	Completion
Selling	Prior To This	Shareholders	Of This	Of This
Stockholder	Offering	Account	Offering	Offering

Peter Ntakos	31,000	31,000	Nil	Nil
7101 Ninth Line
Beeton, ON, L0G 1A0

Sarjon Oraha	35,500	35,500	Nil	Nil
140 Sandown Ave.
Scarborough, ON, M1N 3W7

Sinisa Paradina	40,000	40,000	Nil	Nil
440 Glengary Ave
Toronto, ON, M6M 3K7

Peter Qubti	37,500	37,500	Nil	Nil
6 Waddington Cres
North York, ON, M2j 2Z8

Russell Rennie	3,000	3,000	Nil	Nil
50 Callowhill Avenue
Richmond Hill, ON, L4B 3T7

Alma Robinson	18,000	18,000	Nil	Nil
3077 W Lakeshore Blvd #501
Etobicoke, ON, M8V 1K7

Antonio Sgambelluri	23,500	23,500	Nil	Nil
10 Havenridge Drive
Etobicoke, ON, M9P 3M4

Gordana Sucur	47,500	47,500	Nil	Nil
111-90 Cordova Ave
Etobicoke, ON, M9A 2H8

Vedrana Sucur	45,000	45,000	Nil	Nil
90 Cordova Ave, Suite 111
Etobicoke, ON, M9A 2H8

Nebojsa Todorovic	60,000	60,000	Nil	Nil
165 La Rose Ave, Ste 411
Etobicoke, ON, M9P 3S9

Dragan Vasilcin	70,000	70,000	Nil	Nil
25 Riverwood Prk Apt. 202
Etobicoke, ON, M8Y 4E3

Bojan Vujic	9,000	9,000	Nil	Nil
4256 Camaro Court
Mississauga, ON, L4W 3R1

Sasha Vujic	11,000	11,000	Nil	Nil
3335 Lonefeather Cres
Mississauga, ON, L4Y 3G6

Stojan Vujic	8,500	8,500	Nil	Nil
109-126 Bellamy Rd N
Scarborough, ON, M1J 2L1

		Total Number
		Of Shares To	Total Shares	Percent
		Be Offered For	Owned Upon	Owned Upon
Name Of	Shares Owned	Selling	Completion	Completion
Selling	Prior To This	Shareholders	Of This	Of This
Stockholder	Offering	Account	Offering	Offering

Svjetlana Vujovic	13,000	13,000	Nil	Nil
4101 Westminster Pl. Ste 6
Missisaauga, ON, L4W 4X4

Danyal Yosif	24,000	24,000	Nil	Nil
140 Sandown Ave.
Scarborough, ON, M1N 3W7

Paul Zderic	12,500	12,500	Nil	Nil
1207 Royal York Rd.
Etobicoke, ON, M9A 4B5

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,739,500 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $18,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*	with bid and offer quotations for the penny stock;
*	details of the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-

dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Don Axent	54
James Plexman	84

Executive Officers:

Name of Officer	Age	Office
Don Axent	54	President and Chief Executive Officer
Donald Gary Fife	59	Secretary
James Plexman	84	Chief Financial Officer and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Don Axent has acted as our President, Chief Executive Officer and as a member of our Board of Director since our incorporation on September 23, 2004. From 1994 to present, Mr. Axent has been the sole shareholder and director of Tumbler Automotive Supply Ltd., a British Columbia and Ontario holding company, responsible for management, administrative and operating activities in the new and used automobile sales, as well as the mechanical repair, collision repair and detailing of automobiles.

From 1987-1994, Mr. Axent was the founder, president and director of Butter Rock Resources Inc., a mining exploration company which traded until 1994 on the Vancouver Stock Exchange and later on the OTC Bulletin Board.

Mr. Axent does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Axent intends to devote approximately 15% of his business time to our affairs.

James Plexman has acted as our Treasurer, Chief Financial Officer and as a member of our Board of Directord since November 8, 2004. Mr. Plexman is a director of L.E.H. Ventures Ltd. and Vice President of St. Elias Mines Ltd., both of which are British Columbia and Alberta reporting companies involved in mineral property exploration. Since 1939, he has been self-employed as a geologist involved in the exploration and examination of mineral properties in North and South America, Indonesia and Mexico. In 1939, Mr. Plexman graduated from the Sudbury Mining School in Ontario. Mr. Plexman intends to devote approximately 10% of his business time to our affairs.

Donald Gary Fife has acted as our Secretary since November 8, 2004. From 1996 to present, Mr. Fife has acted as president of Fife Growth Holdings Inc., a private Ontario company that analyzes private companies, sources private financing, prepares business plans, and as an agent, provides funding, management, and strategic planning for companies. Since October 2002, has also acted as president and a director of Big Bear Gold Corporation, a United States reporting issuer involved in mineral property exploration.

From 1991 to 1996, he held the position of Investment Manager with Innovations Ontario, a department of the Ontario Provincial Government established to fund the start-up and development of technology companies

Mr. Fife holds a Bachelor of Technology (Business Management) degree from Ryerson University in Ontario and a Masters of Business Administration degree from York University in Toronto. Mr. Fife does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Fife intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Don Axent	2,200,000	28.43%
Stock	President, Chief
	Executive Officer
	and Director
	RR 13 STN P
	Thunder Bay, Ontario, Canada

Common	James Plexman	2,200,000	28.43%
Stock	Chief Financial Officer,
	Treasurer and Director
	1409 J V Parkway, RR 4,
	Orillia, Ontario, Canada

Common	Gary Fife	0	0.0%
Stock	Secretary
	205 Roslin Ave.
	Toronto Ontario, M4N 1Z5

Common	All officers and directors	4,400,000	56.86%
Stock	as a group that consists of
	three people

The percent of class is based on 7,739,500 shares of common stock issued and outstanding as of March 24, 2005.

Description Of Securities

General

Our authorized capital stock consists of 69,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of March 24, 2005, there were 7,739,500 shares of our common stock issued and outstanding that are held by 47 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of March 24, 2005 we have no shares of preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement has been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on September 23, 2004 under the laws of the state of Nevada. On that date, Mr. Don Axent was appointed as our President, Treasurer, Secretary Chief Executive Officer and sole member of our Board of Directors. On November 8, 2004, Mr. James Plexman was appointed our Chief Financial Officer, Treasurer and a member of our Board of Directors, and Mr. Donald Gary Fife was appointed as our Secretary. On the same date, Don Axent resigned as our Treasurer and Secretary.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in 2 mineral claims collectively known as the Whale Mine property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Whale Mine property in order to ascertain whether it possesses economic quantities of silver and zinc. There can be no assurance that economic mineral deposits or reserves, exist on the Whale Mine property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Whale Mine property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Whale Mine Property Purchase and Sale Agreement

On October 22, 2004, we entered into a Purchase and Sale Agreement with Multimetal Mining Corp. of Las Vegas, Nevada, a private company owned by Larry Sostad, whereby it agreed to sell us a 100% undivided right, title and interest in two mineral claims, known as the Whale Mine claims, located in the Yellow Pine Mining District, Clark County, Nevada. In order to acquire a 100% interest in these claims, we paid Mr. Sostad $3,000.

Description, Location and Access

The Whale Mine claims are located in the Yellow Pine Mining District, Nevada, located 30 miles southwest of Las Vegas, Nevada and approximately six miles west of Goodsprings of the western slopes of the Spring Mountains. Access to the area is by Interstate Highway 15 from Las Vegas southwest to Jean. Goodsprings is accessible by paved road from Jean, a distance of seven miles to the northwest, travel west along a paved road for about six miles towards the village of Sandy, then a short dirt road to the main workings of the property.

The typically desert climate makes for relatively high temperatures and low precipitation. The property lies in a region of moderate rolling hills with local incised narrow canyons. Elevations locally range from 3200 feet to 4300 feet. Vegetation consists mainly of desert shrubs and cactus. Sources of water are available from valley wells.

Specifics of the claims are as follows:

Claim Name	Mining District	Co-ordinates

Whale 1	Yellow Pine, Clark County, NV	35 Degree 48´ N Latitude
115 Degree 31´ W Longitude

Whale 2	Yellow Pine, Clark County, NV	35 Degree 48´ N Latitude
115 Degree 31´ W Longitude

Title to the Whale Mine Property

The Whale Mine property consists of two mineral claims. These claims are registered in the name of Multimetal Mining Corp. and are in good standing until October 22, 2005.

A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.

Exploration History

The Whale Mine claims were first discovered in 1904. Between 1912 and 1943, a recorded 339,727 pounds of zinc, 40,642 pounds of lead and 202 ounces of silver were recovered from the property. Since 1964, the area has been mainly dormant. In 1981, the property and surrounding area were explored by VLF-EM and geochemical surveys but results were unavailable.

VLF-EM surveys consist of two separate surveys: very low frequency and electromagnetic surveys. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity.

Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. Electro magnetic surveys involve measuring the strength of the earth’s magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Geochemical surveys consist of the collection of chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as zinc and lead. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

In 1991, the property was explored by various geophysical surveys which indicated potential for extensions of existing zinc and silver mineralization zones. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.

Geological Assessment Report: Whale Mine Property

We retained Mr. William G. Timmins, a professional engineer, to complete an initial evaluation of the property and to prepare a geological summary report on the Whale Mine property. He most recently attended the property in August 2004.

Based on his review of data relating to the Whale Mine property, Mr. Timmins concluded that the Whale Mine property warrants further exploration, given the previous discovery of significant grades of zinc, lead and silver mineralization. He recommends a two-phase exploration program to further evaluate the Property.

Phase I would consist of compiling past exploration data and sampling areas of the property that were previously explored. Sampling consists of a consulting geologist gathering soil or pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Phase II would consist of geological mapping and geophysical test surveys. Geological mapping involves plotting previous exploration data relating to the Whale Mine Property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:

Geological Mapping:	$10,000.00
Geological geophysical surveys:	$5,000.00
Trenching and Sampling:	$10,000.00
Mobilization and Demobilization:	$3,000.00
Reports, Maps, etc:	$2,000.00
Lodging, etc:	$2,000.00
Contingency:	$4,000.00

Total Phase I Costs:	$36,000.00

Phase Two:

Diamond Drilling:
Estimated: 2000 Ft @ $35Ft	$70,000.00
Mobilization and Demobilization:	$10,000.00
Reports, Assays, etc:	$10,000.00
Contingency:	$15,000.00

Total Phase II Costs:	$105,000.00

Total Program Costs:	$141,000.00

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Nevada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

–	Water discharge will have to meet water standards;
–	Dust generation will have to be minimal or otherwise re- mediated;
–	Dumping of material on the surface will have to be re- contoured and re-vegetated;
–	An assessment of all material to be left on the surface will need to be environmentally benign;
–	Ground water will have to be monitored for any potential contaminants;
–	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
–	There will have to be an impact report of the work on the local fauna and flora.

Employees

As of March 24, 2005, we have no employees other than our officers.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Whale Mine property consisting of geologic mapping and sampling, analytical and test surveys. We anticipate that the phase one program will cost approximately $36,000, while the phase two program will cost approximately $105,000. To date, we have not commenced exploration on the Whale Mine property.

We plan to commence the phase one exploration program on the Whale Mine property in summer or fall of 2005. The program should take approximately two months to complete. We will then undertake the phase two work program during the spring of 2006. This program will also take approximately two months to complete.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

We anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $161,000.

We will require additional funding in order to proceed with the proposed phase two surveys and with any subsequent recommended work on the property. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through January 31, 2005

We have not earned any revenues from our incorporation on September 23, 2004 to January 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Whale Mine property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $7,608 for the period from our inception on September 23, 2004 to January 31, 2005. These operating expenses were comprised of professional fees of $4,200, exploration costs and expenses of $3,300 and general and administrative costs of $108.

We have not commenced operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have a 100% interest in two mineral claims comprising the Whale Mine property. This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the Whale Mine property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoter, Don Axent;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate finding a marker maker to apply for trading of our common stock on the Over The Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 47 registered shareholders.

Rule 144 Shares

A total of 6,760,000 shares of our common stock will become available for resale to the public after November 22, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. Of these 6,760,000 shares, a total of 2,360,000 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In addition, after January 31, 2006, an additional 979,500 shares will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. All of these 979,500 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 77,395 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended January 31, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restricted	Options/	LTIP
					Other	Stock *	SARs	payouts	Other
Name	Title	Year	Salary	Bonus	Comp.	Awarded	(#)	($)	Comp

Don Axent	Pres., CEO & Dir.	2004	$0	0	0	0	0	0	0

James Plexman	CFO, Treas. & Dir.	2004	$0	0	0	0	0	0	0

Donald Gary Fife	Sec.	2004	$0	0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Axent, Mr. Plexman or Mr. Fife. We do not pay them any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending January 31, 2005, including:

	a.	Balance Sheet;

	b.	Statement of Operations;

	c.	Statement of Cash Flows;

	d.	Statement of Stockholders’ Equity; and

	e.	Notes to Financial Statements

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF JANUARY 31, 2005

F-i

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JANUARY 31, 2005

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION) TO JANUARY 31, 2005

PAGES	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION) TO JANUARY 31, 2005

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION) TO JANUARY 31, 2005

PAGES	F-6 - F-8	NOTES TO FINANCIAL STATEMENTS

F-ii

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Tao Minerals, Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheet of Tao Minerals, Ltd. (a development stage company) as of January 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 23, 2004 (inception) to January 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Tao Minerals, Ltd. (a development stage company) as of January 31, 2005 and the results of its operations and its cash flows for the period from September 23, 2004 (inception) to January 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $1,377 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 8, 2005

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JANUARY 31, 2005

ASSETS

CURRENT ASSETS
Cash	$50,933
Total Current Assets	50,933

OTHER ASSETS
Intangible mineral interest, net	3,000

TOTAL ASSETS	$53,933

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,200

TOTAL LIABILITIES	4,200

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value, 69,000,000 shares authorized,
7,739,500 shares issued and outstanding	7,740
Additional paid in capital	47,995
Accumulated deficit during development stage	(5,577)
Subscription receivable	(425)
Total Stockholders’ Equity	49,733

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,933

See accompanying notes to financial statements.

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION)
TO JANUARY 31, 2005

OPERATING EXPENSES
Professional fees	$4,200
Exploration costs and expenses	3,300
General and administrative	108
Total Operating Expenses	7,608

LOSS FROM OPERATIONS	(7,608)

OTHER EXPENSE
Foreign currency translation gain	2,031

Provision for Income Taxes	-

NET LOSS	$(5,577)

Net loss per share - basic and diluted	$(0.001)

Weighted average number of shares outstanding during the period -
basic and diluted	6,133,330

See accompanying notes to financial statements.

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION) TO JANUARY 31, 2005

					Accumulated
					Deficit
			Additional		During
	Common Stock		Paid-In	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total

Common stock issued to founders for cash
($0.001 per share)	6,760,000	$6,760	$-	$-	$-	$6,760

Common stock issued for cash ($0.05 per share)	979,500	980	47,995	(425)	-	48,550

Net loss for the period from September 23,
2004 (inception) to January 31, 2005	-	-	-	-	(5,577)	(5,577)

BALANCE, JANUARY 31, 2005	7,739,500	$7,740	$47,995	$(425)	$(5,577)	$49,733

See accompanying notes to financial statements.

     TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 23, 2004 (INCEPTION)
TO JANUARY 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	4,200
Net Cash Used In Operating Activities	(1,377)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of mining property	(3,000)
Net Cash Used In Investing Activities	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	55,310
Net Cash Provided By Financing Activities	55,310

NET INCREASE IN CASH	50,933

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,933

See accompanying notes to financial statements.

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JANUARY 31, 2005

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Tao Minerals, Ltd. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on September 23, 2004. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Intangible Mineral Interest

Pursuant to SFAS No. 141 and SFAS No. 142, mineral interest associated with other than owned properties are classified as intangible assets. As of January 31, 2005, the Company had capitalized $3,000 related to the mineral rights. The mineral rights will be amortized using the units-of-production method when production at each project commences.

(E) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain  identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JANUARY 31, 2005

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of January 31, 2005, the Company has a net operating loss carryforward of approximately $5,500 available to offset future taxable income through 2025. The valuation allowance at January 31, 2005 was $1,925. The net change in the valuation allowance for the period ended January 31, 2005 was an increase of $1,925.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of January 31, 2005, there were no common share equivalents outstanding.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2	STOCKHOLDERS’ EQUITY

During 2004, the Company issued 6,760,000 shares of common stock to its founders for cash of $6,760 ($0.001 per share).

TAO MINERALS, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JANUARY 31, 2005

During 2004, the Company issued 979,500 shares of common stock for cash of $48,975 ($0.05 per share).

NOTE 3	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $1,377 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4	SUBSEQUENT EVENT During February 2005, the Company received cash of $425 for subscriptions receivable outstanding as of January 31, 2005.

Changes In And Disagreements With Accountants on
Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$19.65
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$6,000.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$1,500.00
Total	$18,519.65

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 6,760,000 shares of our common stock at a price of $0.001 per share to a total of nine purchasers on November 22, 2004. The total amount received from this offering was $6,760. Of these shares, 2,200,000 were sold to Don Axent and 2,200,000 were sold to James Plexman. Mr. Axent is our President, Chief Executive Officer and a member of our Board of Directors. Mr. Plexman is our Chief Financial Officer, Treasurer and a member of our Board of Director. These shares were issued pursuant to Regulation S of the Securities Act.

The remaining purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

Peter Duric	345,000
Ivana Grahovac	325,000
Daniel Jarnevic	325,000
Svetlana Milenkovic	350,000
Katarina Pejovic	325,000
Dan Rados	325,000
Gojko Sandic	365,000

We completed an offering of 979,500 shares of our common stock at a price of $0.05 per share to a total of 38 purchasers on January 31, 2005. The total amount received from this offering was $48,975. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

Talal Alsadi	33,000
Namir Audisho	27,500
Milan Batjak	60,000
Suha Bishouty	34,000
Youseph Bishouty	35,000
Hanane Borgacci	29,500
Daniel Champagne	3,000
David Demara	2,000
Danny Dilkas	28,000
Sasa Dragas	15,000
Petro Emad	22,000
Mohammed Hajiaghazadeh	25,000
Karen Hunter-Payne	2,500
Dinko Jaksic	8,000
Eugene Lanzillotta	21,000
Joanne Lanzillotta	30,000
Theodore Mandodari	17,000
Milica Mladjan	12,000
Raed Musharbarsh	16,000
Carol Myronuk	10,000
Aleksandar Nacevsky	60,000
Peter Ntakos	31,000
Sarjon Oraha	35,500
Sinisa Paradina	40,000
Peter Qubti	37,500
Russell Rennie	3,000
Alma Robinson	18,000
Antonio Sgambelluri	23,500
Gordana Sucur	47,500
Vedrana Sucur	45,000
Nebojsa Todorovic	60,000
Dragan Vasilcin	70,000
Bojan Vujic	9,000
Sasha Vujic	11,000
Stojan Vujic	8,500
Svjetlana Vujovic	13,000
Danyal Yosif	24,000
Paul Zderic	12,500

These offerings were pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. Our offering complies with Category 3 of Regulation S. The following sets forth the facts upon which we relied in order to comply with this Category of Regulation S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits
Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Anslow & Jaclin, LLP, with consent to use
10.1	Purchase & Sale Agreement dated October 22, 2004
10.2	Report on the Whale Mine Property
23.1	Consent of Webb & Company, CPA
23.2	Consent of William G. Timmins, P.Eng.
99.1	Location map

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Thunder Bay, Province of Ontario on March 24, 2005.

Tao Minerals Ltd.

By:/s/ Don Axent
Don Axent
President, Chief Executive Officer,
and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Don Axent	President, Chief Executive	March 24, 2005
Officer and Director
Don Axent

/s/ James Plexman	Treasurer, Chief Financial	March 24, 2005
Officer, Chief Financial	Officer and Director
James Plexman

/s/ Donald Gary Fife	Secretary	March 24, 2005
Donald Gary Fife